Exhibit 10.5

LF Capital Acquisition Corp. II
1909 Woodall Rodgers Freeway, Suite 500

Dallas, TX 75201

March 5, 2021

Level Field Capital II, LLC
1909 Woodall Rodgers Freeway, Suite 500

Dallas, TX 75201

RE: Securities Subscription Agreement

Ladies and Gentlemen:

LF Capital Acquisition Corp. II, a Delaware corporation (the “Company”), is pleased to accept the offer Level Field Capital II, LLC, a Delaware limited liability company (the “Subscriber” or “you”), has made to purchase 100 shares of the Company’s common stock (the “Shares”), $0.0001 par value per share, which shall automatically split and be reclassified into 6,468,750 shares of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”) upon the effectiveness of the Certificate of Amendment to the Company’s Certificate of Incorporation attached hereto as Exhibit A (the “Amendment”), up to 843,750 of which are subject to complete or partial forfeiture by you if the underwriters of the Company’s initial public offering (“IPO”) do not fully exercise their over-allotment option (the “Over-allotment Option”). For the purposes of this Agreement, references to “Common Stock” are to, collectively, the Class B Common Stock and the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”). Pursuant to the Company’s certificate of incorporation (as amended by the Amendment, the “Charter”), shares of Class B Common Stock will convert into shares of Class A Common Stock on a one-for-one basis, subject to adjustment, upon the terms and conditions sets forth in the Charter. Unless the context otherwise requires, as used herein “Securities” shall refer to the Shares and shall be deemed to include any shares of Class A Common Stock issued upon conversion of the Shares. The terms (this “Agreement”) on which the Company is willing to sell the Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Shares, are as follows:

1.                   Purchase of Shares. For the sum of $25,000 (the “Purchase Price”), the receipt of which the Company acknowledges, the Company hereby sells and issues the Shares to the Subscriber, and the Subscriber hereby purchases the Shares from the Company, subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the shares (the “Original Certificate”), or effect such delivery in book-entry form.

2.                   Representations, Warranties and Agreements.

2.1.              Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1.         No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2.         No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3.         Organization and Authority. The Subscriber is a Delaware limited liability company, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4.         Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the Subscriber’s investment in the Securities.

2.1.5.         Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6.         Regulation D Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7.         Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8.         Restrictions on Transfer; Shell Company. The Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Subscriber understands that the certificates or book-entries representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9.         No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.2.              Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1.         Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2.         No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Charter or bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3.         Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Charter, the Securities will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Charter, the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements to which the Securities may be subject (of which the Company has notified the Subscriber in writing), (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4.         No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.5.         Authorization. The shares of Class A Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance upon such conversion.

3.                   Forfeiture of Shares.

3.1.              Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 843,750 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and all other initial stockholders prior to the IPO, if any) will own an aggregate number of Shares (not including shares issuable upon the exercise of any warrants or any Common Stock purchased by Subscriber in the IPO or in the aftermarket) equal to 20% of the issued and outstanding Common Stock immediately following the IPO.

3.2.              Termination of Rights as Stockholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to cancel such forfeited Shares.

3.3.              Share Certificates. In the event an adjustment to the Original Certificates, if any, is required pursuant to this Section 3, then the Subscriber shall return such Original Certificates to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising the Subscriber of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Shares held by the Subscriber. The New Certificate, if any, shall be returned to the Subscriber as soon as practicable. Any such adjustment for any uncertificated securities held by the Subscriber shall be made in book-entry form.

4.                   Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases securities in the IPO or in the aftermarket, any Class A Common Stock so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any shares of Common Stock held by it into funds held in the Trust Account upon the successful completion of an initial business combination.

5.                   Restrictions on Transfer.

5.1.              Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “ Insider Letter”) dated on or prior to the closing of the IPO by and between the Subscriber and the Company and the other parties thereto, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2.              Lock-up. The Subscriber acknowledges that the Securities will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter.

5.3.              Restrictive Legends. All certificates representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4.              Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Common Stock, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 5 or into which such Securities thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Securities subject to this Section 5 and Section 3.

5.5.              Registration Rights. The Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6.                   Other Agreements.

6.1.              Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2.              Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing or (ii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3.              Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embody the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4.              Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by a written agreement executed by all parties hereto.

6.5.              Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6.              Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7.              Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8.              Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9.              Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10.           No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11.           Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12.           No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13.           Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14.           Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15.           Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16.           Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.                   Voting and Tender of Shares. The Subscriber agrees to vote the Securities in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption with respect to any of the Securities. Additionally, the Subscriber agrees not to tender any Securities in connection with a tender offer presented to the Company’s stockholders in connection with an initial business combination negotiated by the Company.

8.                   Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of the Agreement and return it to us.

Very truly yours,

LF CAPITAL ACQUISITION CORP. II

By: /s/ Elias Farhat
Name: Elias Farhat
Title: President, Chief Executive Officer

LEVEL FIELD CAPITAL II, LLC

By: /s/ Elias Farhat
Name: Elias Farhat
Title: Manager

[Signature Page to Securities Subscription Agreement]

Exhibit A

Certificate of Amendment to the Company’s Certificate of Incorporation

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
LF CAPITAL AQUISITION CORP. II

March 15, 2021

LF Capital Acquisition Corp. II (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), does hereby certify as follows:

1.       The original name of the Corporation is LF Capital Acquisition Corp. II.

2.       The date on which the original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware is February 19, 2021.

3.       The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation.

4.       Article IV of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“4. Authorized Capital.

A.                 Authorized Capital Stock.

(i)                  The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

(ii)                Upon the effective time (the “Effective Time”) of the filing of this Certificate of Amendment, each one (1) share of the Corporation’s Common Stock that is issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time (which shall include each fractional interest in Common Stock in excess of one (1) share held by any stockholder), is and shall be subdivided and reclassified into Sixty Four Thousand Six Hundred and Eighty Seven and One-Half (64,687.50) fully paid, nonassessable shares of Class B Common Stock (or, with respect to such fractional interests, such lesser number of shares as may be applicable based upon such 64,687.50-to-1 ratio) (the “Forward Stock Split”). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Class B Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been subdivided and reclassified. The authorized number of shares, and par value per share, of Class B Common Stock shall not be affected by the Forward Stock Split.

B.                  Preferred Stock.

(i)                  Designation. The Preferred Stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the Corporation (the “Board”) and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

(ii)                Authorized Shares. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to another provision of this Certificate, including any Preferred Stock Designation.

C.                 Common Stock.

(i)                  Voting.

(1)                Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(2)                The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(3)                Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation).

(ii)                Class B Common Stock.

(1)                Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) (A) at any time and from time to time at the option of the holder thereof and (B) automatically on the business day following the closing of the Business Combination (as defined below).

(2)                Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities and related to the closing of the Business Combination, all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the Corporation’s initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”) at a ratio for which:

•	the numerator shall be equal to the sum of (A) 25% of all shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) by the Corporation, related to or in connection with the consummation of the Business Combination (excluding any securities issued or issuable to any seller in the Business Combination) plus (B) the number of shares of Class B Common Stock issued and outstanding prior to the closing of the Business Combination; and
•	the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the Business Combination.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or equity-linked securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.C (ii)(3), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.C (ii). The pro rata share for each holder of Class B Common Stock will be determined as follows: Each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.C (ii) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(3)                Voting. For so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(iii)              Dividends. Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions subject to such rights of the holders of Preferred Stock.

(iv)               Liquidation, Dissolution or Winding Up of the Corporation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.”

5.       This Certificate of Amendment shall become effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation of the Corporation as of the date first written above.

By:	Name: Scott Reed Title: President, Chief Executive Officer